Exhibit 99.1
FOR RELEASE AT 4:30AM PT ON 09/23/10
BreitBurn Energy Partners Announces Private Offering of Senior Notes
LOS ANGELES, September 23, 2010 — BreitBurn Energy Partners L.P. (the “Partnership”) (NASDAQ:BBEP) announced today that it intends to commence a private offering to eligible purchasers, subject to market and other conditions, of $250 million principal amount of senior unsecured notes due 2020. The Partnership intends to use the net proceeds from the proposed offering to reduce borrowings under its bank credit facility.
The notes to be offered have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.
The notes will be offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act and non-U.S. persons in transactions outside the United States in reliance on Regulation S under the Securities Act.
This announcement shall not constitute an offer to sell or the solicitation of an offer to buy the notes nor shall there be any sale of the notes in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.
Cautionary Statement Regarding Forward-Looking Information
This press release contains forward-looking statements relating to BreitBurn’s operations that are based on management’s current expectations, estimates and projections about its operations. Words and phrases such as “intends,” “proposed,” “to be offered,” and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control and are difficult to predict. These include risks relating to the Partnership’s financial performance and results, availability of sufficient cash flow to execute our business plan, our level of indebtedness, a significant reduction in the borrowing base under our bank credit facility, our ability to raise capital, prices and demand for natural gas and oil, our ability to replace reserves and efficiently develop our current reserves, political and regulatory developments relating to taxes, derivatives and our oil and gas operations, and the factors set forth under the heading “Risk Factors” incorporated by reference from our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 11, 2010, our Quarterly Reports on Form 10-Q, and our Current Reports on Form 8-K. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. The reader should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Unless legally required, BreitBurn undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Unpredictable or unknown factors not discussed herein also could have material adverse effects on forward-looking statements.
Investor Relations Contacts:
James G. Jackson
Executive Vice President and Chief Financial Officer
(213) 225-5900 x273
or
Gloria Chu
Investor Relations
(213) 225-5900 x210
BBEP-IR